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                                                                    Exhibit 23.1
                                                                    ------------


G. BRAD BECKSTEAD
-----------------
Certified Public Accountant

                                                             330 E. Warm Springs
                                                            Las Vegas, NV  89119
                                                                    702.528.1984
                                                              425.982.2877(efax)

September 11, 2000

To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of September 11, 2000, on the Financial Statements of Xcel Management, Inc. (A Development Stage Company) for the years ended May 31, 2000 and 1999, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead

G. Brad Beckstead, CPA